UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 31, 2006

Ever-Glory International Group, Inc.

(Exact name of registrant as specified in its charter)

Florida	000-28806	65-0420146
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

17870 Castleton Street, #335, City of Industry, CA	91748
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (626) 839-9116

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On June 26, 2006, Registrant, through its  wholly owned subsidiary, Perfect Dream Ltd, a British Virgin Islands corporation (“Perfect Dream”) entered into an Agreement for the Purchase and Sale of Stock  (the  "Agreement") with Ever-Glory Enterprises (HK) Ltd, a Hong Kong corporation (“Seller”) pursuant to which Registrant has agreed to acquire and Seller has agreed to sell all of the Seller’s interest in  Nanjing Catch-Luck Garments Co, Ltd,  a Chinese limited liability company (“Catch-Luck”).  The Seller owns 100% of the total capital of Catch-Luck.  Registrant filed a Current Report on Form 8-K with the Securities and Exchange Commission on June 29, 2006 with respect to the entry into such Agreement.

On August 31, 2006, the Registrant, Perfect Dream, Seller and Catch-Luck entered into Amendment No. 1 to the Agreement (the “Amendment”).  The Amendment changed the terms of payment of consideration in the transactions contemplated by the Agreement (the “Transaction”).  Pursuant to the Agreement, as amended by the Amendment, Registrant or Perfect Dream shall pay Seller an amount in Renminbi (“RMB”) equal to USD600,000 within 90 days of the closing of the Transaction (the “Cash Purchase Price”) and Registrant will issue to Seller an amount in Registrant’s common stock equal to USD3.4 million within 90 days of the Registrant’s common stock (the "Stock Purchase Price").  After the closing of the Transaction, Seller shall be entitled to receive that number of Registrant’s common stock having an aggregate fair market value of up to USD6.0 Million determined as follows:

  At the end of the first full fiscal year after the closing of the Transaction in which Catch-Luck generates gross revenues of at least USD19.0 million and net profit of at least USD 1.5million, Registrant shall issue to Seller that number of shares of Registrant’s common stock having an aggregate fair market value of USD3.0 Million; and
  At the end of the next full fiscal year after the closing of the Transaction in which Catch-Luck generates gross revenues of at least USD19.0 millionand net profit of at least USD1.5million, Registrant shall issue to Seller that number of shares of Registrant’s common stock having an aggregate fair market value of USD3.0 Million.

The number of shares of Registrant’s common stock to be delivered to Seller as consideration for the Transaction will be calculated based on the fair market value of Registrant’s common stock based on the preceding 30-day average of the high bid and the low ask price as quoted on the Over-the-Counter Bulletin Board as of the date of the closing of the Transaction.

Seller is owned 100% by Registrant’s President and Chairman of the Board, Kang Yihua.  In addition, a majority of the directors of the Registrant are either shareholders, officers or directors of Seller or its affiliates.  The board has been fully informed of the interests of each of the directors, including  Mr. Kang, in the Seller.  The board has conditioned consummation of the transactions contemplated by the Agreement, as amended by the Amendment, on approval thereof by a majority of the disinterested shareholders of the Registrant in accordance with the provisions of section 607.0832 of the Florida Business Organizations Code.

The transaction is subject to certain conditions which are customary in such transactions.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as an Exhibit 2.1 to Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 29, 2006, and is incorporated herein by reference.  The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 2.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

   (c) Exhibits.

Exhibit Number	Description
2.1	Agreement for the Purchase and Sale of Stock dated June 26, 2006 (incorporated by reference to Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 29, 2006).

2.2	Amendment No. 1 to the Agreement for the Purchase and Sale of Stock dated August 31, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVER-GLORY INTERNATIONAL GROUP, INC.

/s/ Kang Yihua
Kang Yihua Chief Executive Officer and President

Date: August 31, 2006